OPTION AGREEMENT


THIS OPTION AGREEMENT, entered into effective this 3rd of January, 2000, by and between Generex Biotechnology Corporation (the "Company"), a Delaware corporation, and Wolfe Axelrod Associates ("Wolfe"), a New York corporation with a principal place of business located at 420 Lexington Avenue, New York, NY 10170.

     1. In consideration of Wolfe's past services as financial communications and investor relations counsel and as an incentive to Wolfe to perform such services in the future to the best of its ability, the Company hereby grants to Wolfe the option (hereinafter, the "Option") to purchase from the Company, at any time from the date hereof through and including the Expiration Date set forth below (the "Exercise Period"), ONE HUNDRED TWENTY FIVE THOUSAND (125,000) fully paid and nonassessable shares (the "Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock"), at a price of EIGHT ($8.00) DOLLARS per Share (the "Exercise Price"), subject to the limitations, terms and conditions set forth herein. Wolfe's rights hereunder may be assigned only to principals and employees of Wolfe, and only in accordance with and subject to the terms, conditions and other provisions of this Agreement. The term "Optionee", as used herein, shall include Wolfe and only such persons to whom rights to acquire shares of the Company's Common Stock have been assigned by Wolfe in strict conformity with the terms and conditions set forth or incorporated by reference herein.

     2. The Option shall expire on June 15, 2004 , subject to early termination pursuant to paragraph 15 below in the event of a Change of Control.

     3. The Option be exercised during the Exercise Period as to the whole or any lesser number of whole Shares by delivery of written notice of exercise (the "Notice of Exercise") to the Company, marked to the attention of its President, 33 Harbor Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, or such other place as is designated in writing and delivered to Optionee by the Company, accompanied by a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Shares covered by such exercise (the "Shares Purchase Price").

     4. Any exercise of the Option shall be deemed to have been effected as of the close of the business day on which the Company has received the last of the Notice of Exercise and the Shares Purchase Price. Upon each exercise of the Option, the Optionee shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed. As soon as practicable after each such exercise, the Company shall issue and deliver to the Optionee a certificate or certificates for the Shares issuable upon such exercise, registered in the name of the Optionee.

     5. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Option, such number of Shares as shall, from time to time, be sufficient therefor.

     6. The Exercise Price shall be subject to adjustment from time to time as follows:

        (a) In case the Company shall (i) declare a dividend or make a distribution on outstanding shares of its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a lesser number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution on the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price then in effect by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such action, and of which the numerator shall be the number of shares of

Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event specified above shall occur.

        (b) Whenever the Exercise Price is adjusted pursuant to subparagraph (a) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the initial Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

        (c) All calculations under this Section 6 shall be made to the nearest one-hundredth of a cent and to the nearest whole Share.

     7. Subject to the provisions of paragraph 15 below:

        (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger of consolidation in which the Company is the continuing or surviving corporation), or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, appropriate provisions shall be made so that the Optionee shall have the right thereafter to receive upon exercise of the Option solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of Shares of Common Stock for which the Option might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and for adjustments which shall be as nearly equivalent as practicable to the adjustments in this Section 6.

        (b) In case of any reclassification or change in the Shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Shares into two or more classes or series of shares) or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) in the Company's Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Shares into two or more classes or series of Shares), the Optionee shall have the right thereafter to receive upon exercise of the Option solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable by the holder of the number of Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision (as reasonably determined by the Board of Directors) shall be made for adjustment which shall be as nearly equivalent as practicable to the adjustments in Section 6.

        (c) The above provisions of this Section 7 shall similarly apply to successive reclassification and changes in Shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     8. The issue of any stock or other certificate upon the exercise of the Option shall be made without charge to the Optionee for any tax in respect of the issue of such certificate. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Optionee and the Company shall not be required to issue or deliver any such certificates unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     9. Notwithstanding any other term herein, none of the rights of Optionee hereunder shall be assigned except (a) to a principal or employee of Wolfe who is an "accredited investor", as that term is defined in Rule 501, Regulation D, or (b) with the approval of the Company.


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

     10. Unless registered under the Securities Act of 1933, Shares or other securities issued upon the exercise of the Option shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Shares or securities shall bear the following legend and any other legend which counsel for the Company may deem necessary or advisable:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS SO REGISTERED OR UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     11. No Optionee shall have, solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Company.

     12. (a) The Company shall use its best efforts to prepare, file and process to effectiveness a Registration Statement ("Registration Statement") under the Act with respect to the Shares, provided that the Company shall have no obligation to file a Registration Statement prior to December 31, 2001. The Company shall give prompt written notice of such filing and of the effectiveness of such Registration Statement to Optionee, and shall use its best efforts to keep such Registration Statement in effect for a period of at least ninety (90) days from its effective date (one hundred eighty [180] days if the Registration Statement is on Form S-3).

        (b) In addition to its obligations pursuant to Section 13(a) above, if, after December 31, 2001, but prior to the effectiveness of a Registration Statement, or following the effectiveness of a Registration Statement if the Company fails to maintain the effectiveness of the Registration Statement for at least ninety (90) days, the Company proposes to file a Registration Statement under the Securities Act (other than in connection with an exchange offer, a "rights" offering to shareholders, a Registration Statement on Form S-8 or Form S-4 or any successor forms relating to employee benefit plans, an acquisition of another entity or in connection with a dividend reinvestment plan, an employee benefit plan, the conversion of any convertible securities, or a stand-by underwriting with respect to the call of a warrant, option, right or convertible security for redemption) with respect to shares of Common Stock (a "Piggy Back Registration Statement"), the Company shall give written notice of such proposed filing to Optionee at least thirty (30) calendar days before the anticipated filing date of such Registration
Statement or, in the event that the Company has not formulated its intent to file such Registration Statement at least thirty (30) calendar days before the anticipated filing date of such Registration Statement, as soon as practicable upon the formation by the Company of such intent. The notice shall specify the information required to be provided to the Company by Optionee pursuant to paragraph 12(d) below and shall offer to Optionee the opportunity to include in the Piggy Back Registration Statement such number of Shares as Optionee may request. The Company shall not be required to honor any such request (i) if, in the opinion of counsel to the Company reasonably acceptable to Optionee, registration under the Act is not required for the transfer of the Shares in the manner proposed by Optionee; or (ii) to register in the aggregate fewer than 10,000 Shares. The Company shall permit, or, in the case of an offering made through an underwriter or group of underwriters on a "firm commitment" basis (an "Underwritten Offering"), shall use its best efforts to cause the managing underwriter of the proposed offering to permit, such Shares to be included in the proposed offering on the same terms and conditions as applicable to the shares of Common Stock Offered by the Company and for the account of any person other than the Company, as the case may be.



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

        (c) Notwithstanding the foregoing, if the managing underwriter of an underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Shares requested by Optionee to be included in the Piggy Back Registration Statement concurrently with the shares of Common Stock being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, or for the account of any person or persons that have asserted demand registration rights under any other agreement with respect to such registration, then such requested Shares shall not be included in the Registration. If the managing underwriter elects to include less than all Shares, then the number of Shares shall be pro rata with (i) other securities properly requested to be included in the Piggy Back Registration Statement by other holders pursuant to piggy back or incidental registration rights under any other agreement or (ii) shares included in the Piggy Back Registration Statement for the account of any corporate officer or director of the Company and any of their respective family members, whichever results in the registration of the greater number of Shares for Optionee's account. The Company shall not be required to maintain in effect the Piggy Back Registration Statement as it relates to Shares beyond the period necessary to comply with the Securities Act (otherwise than pursuant to Rule 415 or any similar regulation permitting "shelf registration") with respect to the distribution of the Shares included therein.

        (d) In connection with any registration of Shares pursuant to paragraphs 13 (a), (b) or (c) above, and as a condition to the Company's obligation to register the Shares, Optionee shall promptly furnish to the Company such information regarding Optionee, the proposed distribution of the Shares by Optionee and such other matters as the Company may reasonably request in writing.

        (e) All expenses incident to the Company's performance of or compliance with the provisions set forth herein (other than underwriting discounts and commissions relating to the sale of the Shares, and the fees and disbursements of Optionee's counsel or other persons, if any, engaged by Optionee) will be borne by the Company. In addition, the Company shall, without charge to Optionee, provide Optionee with reasonable quantities of preliminary prospectuses, final prospectuses and other material required to effect sales of the Shares to the public, and will take appropriate action to enable the Shares to be sold in the State of New York and such other states as the Company may elect.

     13. Without limiting any indemnification rights of the Company or Optionee arising under any other agreement or law, in any registration of Shares pursuant hereto:

        (a) the Company will indemnify and hold harmless Optionee against any losses, claims, damages or liabilities (which shall include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which Optionee may become subject under the Act, the Securities Exchange Act of 1934 or otherwise in connection with sale of any Shares insofar as such losses, claims, damages or liability (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained, during the effective period thereof, in any Registration Statement, any preliminary or final prospectus furnished by the Company, or any amendment or supplement thereto, or arise out of or are based upon the omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (i) the Company shall have no obligation to Optionee in respect of any such loss, claim, damage or liability arising out of or based upon an untrue statement or liability arising out of or based upon an untrue statement or omission made in a Registration Statement, preliminary prospectus, prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by Optionee specifically for use in the preparation thereof; and (ii) the Company shall not be liable for any loss, liability or damage incurred by Optionee to the extent that the aggregate net proceeds realized by Optionee upon sale of such Shares after deduction of such loss, liability or damage exceeds the aggregate Exercise Price paid by Optionee in respect of such Shares.



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

        (b) Optionee will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 20 of the Exchange Act against any losses, claims, damages or liabilities (which shall include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the indemnified party may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liability (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or omission made in a Registration Statement, preliminary prospectus, prospectus, preliminary offering circular or offering circular, or any amendment or supplement, in reliance upon and in conformity with written information furnished by Optionee for use by the Company in the preparation thereof, or (ii) actions or omissions by Optionee or persons acting on his behalf in the sale of the Shares which are unrelated to the content of the Registration Statement but which violate the Act, the Exchange Act or regulations thereunder.

     14 (a) Notwithstanding any other term of this Warrant, unless the Company shall have prepared, filed and processed to effectiveness a Registration Statement under the Act with respect to all of the Shares on or before December 31, 2001, and such Registration Statement has remained effective for a period of at least ninety (90) days prior to the Expiration Date (one hundred eighty [180] days if the Registration Statement is on Form S-3), the Optionee shall have the right at any time after December 31, 2000, to convert this Warrant into that number of Shares (hereinafter referred to as the "Conversion Shares") which shall equal the product obtained by multiplying all Shares then issuable upon exercise of the Warrant pursuant to paragraph 2 above by a fraction, the denominator of which is the Market Price of the Company's Common Stock, as defined below, and the numerator of which is the difference between the Market Price and the Exercise price. Where the number of Conversion Shares equals "CS", the number of Shares equals "S", the Exercise Price equals "EP" and the Market Price equals "MP", the following formula shall determine the number of Conversion Shares at any time issuable upon conversion of this Warrant to Common Stock pursuant to this paragraph 15(a):

                             CS = S (MP - EP)
                                  -----------
                                       MP

        (b) For purposes of paragraph 15(a) above, the term "Market Price" of the Company's Common Stock shall mean: (i) if the Common Stock is listed on a national securities exchange, the average closing prices for the Common Stock reported on such exchange for the five (5) trading days immediately preceding the date of exercise of the rights of conversion set forth in paragraph 15(a) (the "Conversion Rights"); or (ii) if the Common Stock is not listed on a national securities exchange but is quoted on the Nasdaq Stock Market (Small Cap or National Market System), the average closing prices for the Common Stock on the Nasdaq Stock Market for the five (5) trading days immediately preceding the date of exercise of Conversion Rights; or (iii) if neither (i) nor (ii) above applies, and "bid" and "asked" prices for the Common Stock are quoted on the National Association of Securities Dealers, Inc. ("NASD") OTC Bulletin Board and the average weekly trading volume for the Common Stock as reported on the NASD Bulletin Board has averaged at least one (1%) percent of the total number of shares of Common Stock outstanding during the four calendar weeks immediately preceding the exercise of Conversion Rights, the average of the mean between the closing "bid" and "asked" prices reported on the OTC Bulletin Board for the five (5) trading days immediately preceding the date of exercise of Conversion Rights; or (iv), if none of subsections
(i), (ii) or (iii) apply, as determined by the Board of Directors of the Company.

        (c) The Conversion Rights shall be exercised in the same manner as provided in paragraph 2 above, except that payment of the Shares Purchase Price shall not be tendered.

     15. Notwithstanding any other term of this Option Agreement, in the event of a Change in Control (as defined below), the Company may take whatever action with respect to the Option it deems necessary or desirable, including, without limitation, accelerating the vesting, expiration or termination dates to a date no earlier than forty-five (45) days after notice of such action is given to Wolfe. A Change of Control shall be deemed to have occurred upon the earliest to occur of the following events:



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        (a) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

        (b) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company;

        (c) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation; or

        (d) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than (i) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (ii) any person who, on the date the Plan is effective, shall have been the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock.

     16. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.


                                           GENEREX BIOTECHNOLOGY CORPORATION
[SEAL]


                                           By: /s/ E. Mark Perri
                                               -----------------------------
                                                    E. Mark Perri, Chairman



                                           WOLFE AXELROD WEINBERGER ASSOCIATES


                                           By: /s/ Stephen D. Axelrod
                                               ----------------------------
                                               Stephen D. Axelrod
                                               Managing Partner